Exhibit 99.1

Contact:	George Lewis, 610-774-5997
PPL Electric Utilities
Two N. Ninth St.
Allentown, PA 18101

PPL Electric Utilities completes final supply purchase for 2010

Electricity prices for average residential customer who does not choose an alternative supplier will increase 29.7 percent after long period of capped rates

Electricity purchased for large industrial customers in latest round

ALLENTOWN, Pa. (Oct. 8, 2009) -- PPL Electric Utilities on Thursday (10/8) completed its sixth and final competitive electricity purchase for 2010. This helps to fulfill the company’s requirement for purchasing electricity in the wholesale market for its customers who do not choose an alternative supplier.
As a result of blending prices in contracts from all six solicitations, the bill for an average residential customer who chooses not to shop will increase about 29.7 percent next year following more than a decade of capped generation supply rates.
Under current market conditions, customers may be able to secure better pricing by shopping and selecting an alternative retail supplier.
In the latest round, PPL Electric Utilities also purchased a portion of the electricity supply for 2010 for large commercial and industrial customers who do not shop for competitive suppliers.
The results of this competitive solicitation were approved Thursday (10/8) by the Pennsylvania Public Utility Commission. The purchases completed a process begun by PPL Electric Utilities in 2007 to buy the power needed to serve customers in 2010.
A total of 25 different suppliers have competed in the procurement process since 2007, including 17 who participated in the sixth round. A total of 11 different companies have won supply contracts over the six solicitations.
“To help our customers prepare, we’ve shared information for more than three years about how electricity prices will change when rate caps expire,” said David G. DeCampli, president of PPL Electric Utilities. “Now we have a clear picture of what customers can expect, and we offer a wide range of programs and options to help customers manage their bills and use energy wisely.”
The company said monthly bills will increase on average about 18.4 percent for small businesses and about 36.1 percent for mid-size businesses.
For large commercial and industrial customers, a fixed generation price of 9.2 cents per kilowatt-hour will be offered to customers on the company’s LP-4 rate schedule and 8.95 cents per kilowatt-hour for LP-5 and LP-6 customers. This offer applies to customers who expressed an interest in a fixed-price option earlier this year.
These customers will have until Nov. 9 to decide whether to accept the fixed-price option from PPL Electric Utilities, choose an alternative supplier or allow PPL Electric Utilities to purchase electricity for them on an hourly basis in the competitive wholesale market. They will receive more detailed information in the mail soon from PPL Electric Utilities.
PPL Electric Utilities will know the exact 2010 rates for its customers in December when several smaller components of the bill are routinely adjusted and approved by the PUC. These adjustments generally have a minimal effect on customer bills.
The higher electricity prices come after more than a decade of rate caps on the generation portion of customers’ bills ends Dec. 31. Generation accounts for more than half of the typical customer’s electric bill. The increase reflects the fact that the cost to provide generation today is greater than it was in the 1990s.
PPL Electric Utilities, which doesn’t produce power, must buy power for customers who do not choose an alternative supplier and pass suppliers’ costs directly to customers without profit.
“Adjusting to higher generation supply prices we are obligated to pass through in 2010 will be difficult for some of our customers,” DeCampli said. “We’ve tried to prepare customers by raising awareness, promoting energy efficiency, and giving customers options that can help them adjust gradually to the change. We remain committed to helping them through this transition.”
He said the company’s online Energy Analyzer at www.pplelectric.com gives customers more detailed usage information than ever before, lets them analyze their energy usage and provides tips to save. More than 400,000 customers have accessed the Energy Analyzer.
In addition, he said the company expects to begin offering many new energy efficiency programs beginning later this year to help customers save energy. The programs, under review by the PUC, will provide financial incentives to customers who make their homes and businesses more energy-efficient.
If approved, the programs will provide rebates for customers who install energy-efficient equipment, nearly double the funding for low-income home weatherization programs, provide discounts on compact fluorescent light bulbs and much more.
“There will be opportunities for everyone,” DeCampli said. “And customers won’t have to spend much to get quick paybacks and realize significant, long-term savings.”
DeCampli said customers who shop for better deals may be able to further lessen the impact of higher prices in 2010. Many retail suppliers have already begun to approach businesses across eastern and central Pennsylvania with supply offers for next year. Some suppliers also have shown interest in selling to residential customers.
Information about retail suppliers is available at the PUC’s “Utility Choice” Web site at www.puc.state.pa.us/utilitychoice. Between now and the end of the year, customers will receive additional communications from PPL Electric Utilities with information about electric choice.
PPL Electric Utilities also offers two options that let customers spread out the higher prices over several years. The first option, which more than 140,000 customers signed up for in late 2008, is a prepayment plan that lets residential and small-business customers adjust gradually to higher prices.
The second option, which opened for enrollment Sept. 29, lets customers defer a portion of the 2010 increase for one to two years, depending on how much electricity they use. Customers can enroll in these options online at www.pplelectric.com or by calling 1-866-597-2010.
PPL Electric Utilities, a subsidiary of PPL Corporation (NYSE: PPL), provides electric delivery service to 1.4 million customers in 29 counties of eastern and central Pennsylvania and has consistently ranked among the best companies for customer service in the United States. More information is available at www.pplelectric.com.

Data Summary: Sixth and Final Round of Power Purchases
	Residential Customers	Small Commercial and Industrial Customers
Round 6 (October 2009) Retail price per kilowatt-hour	8.20 cents	8.399 cents
Average of all six rounds Retail price per kilowatt-hour Estimated average increase in 2010	9.948 cents 29.7%	10.053 cents 18.4% for small businesses; 36.1% for mid-size businesses

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Statements contained in this news release, including statements with respect to future energy prices and supply, regulation and rates, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; customer energy usage; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; operation and availability of existing and future generation facilities and operating costs; political, regulatory or economic conditions; receipt of governmental approvals and rate relief; new state or federal legislation; state and federal regulatory developments; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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